CONSENT OF INDEPENDENT ACCOUNTANTS


We  hereby  consent  to the  incorporation  by  reference  in  the  Registration
Statements on Form S-3 (No. 333-03224 and No. 333-45415) and Form S-8 (No. 33-49017 and No. 33-98210) of AXA Financial, Inc. of our reports dated February 6, 2002, except as to Note 17, for which the date is February 28, 2002, relating to the consolidated financial statements and financial statement schedules, which appear on pages F-1 and F-49, respectively, in this Form 10-K.



/s/PricewaterhouseCoopers LLP

New York, New York
March 28, 2002